CONSENT


     We consent to the reference to our firm under the caption
"Rhode Island Tax Information" in the Registration Statement and the related Prospectus of the Narragansett Insured Tax-Free
Income Fund.


Short Hills, New Jersey
October 28, 1998

                                        /s/ EDWARDS & ANGELL, LLP
                                            EDWARDS & ANGELL, LLP